UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): May 18, 2009

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company, as part of its corporate governance practices, periodically reviews the Company’s Code of Ethics and Business Conduct. As a result of that review, on May 18, 2009, our Board of Directors approved the amendment and restatement of the Company’s Code of Ethics and Business Conduct (“Amended and Restated Code of Conduct”) to supersede and replace the existing Code of Ethics and Business Conduct. The Amended and Restated Code of Conduct provides for substantially more detail as to actions that may be violations thereof, is specifically made applicable to all of the directors, officers and employees of the Company and its subsidiaries, and makes other clarifying and updating changes.

This summary of the Amended and Restated Code of Conduct is qualified in its entirety by reference to the Amended and Restated Code of Conduct which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All of the Company’s corporate governance policies, including the Amended and Restated Code of Conduct adopted on May 18, 2009, will be made promptly available in the corporate governance section of our website at http://www.elandiagroup.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

14.1	Amended and Restated Code of Ethics and Business Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: May 22, 2009	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
14.1	Amended and Restated Code of Ethics and Business Conduct

4